UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2008

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
 (Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
 (Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2008, PacificNet Inc. (NASDAQ: PACT) (the “Company” or “PacificNet”), issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1 reporting that the Nasdaq Stock Market (“Nasdaq”) has indicated that it previously sent a letter to the effect that as a result of the resignation of one of the Company’s directors, the Company was no longer in compliance with the independent director requirement of Rule 4350 of Nasdaq’s Marketplace Rules.  Due to the fact that the letter was sent to an incorrect email address at PacificNet on February 29th, however, PacificNet was not actually made aware of such deficiency notification until subsequent to the appointment of Mr. Stephen Crystal to the Company’s board of directors, as previously reported on March 3, 2008. PacificNet believes it is now in full compliance with the independent director requirement of Rule 4350 and although it has not yet received a compliance letter from Nasdaq in this regard, it expects that one will be issued in due course.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on Nasdaq. Further information regarding these and other risks is included in PacificNet's Form 10-Q and 10-KSB and other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1   Press release dated March 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC. By: /s/ Victor Tong Name: Victor Tong Title: President Dated: March 11, 2008

EXHIBIT INDEX

Exhibit No.                                                                        Description

    99.1                                        Press Release of PacificNet Inc. dated March 11, 2008